                                                                    EXHIBIT 23.3


                      Consent of Independent Accountants



We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Smurfit-Stone Container Corporation of our report dated March 26, 1998 relating to the financial statements of Stone Container Corporation, which appears in such Proxy Statement/Prospectus. We also consent to the use of our report on the Financial Statement Schedule, which appears in such Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.



/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
September 19, 2000